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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT


Enserch Exploration, Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-57715 and No. 33-60587 of Enserch Exploration, Inc. on Form S-8 of our report dated February 10, 1997 (March 7, 1997 as to the third paragraph of Note 4), appearing in this Annual Report on Form 10-K of Enserch Exploration, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP


Dallas, Texas
March 21, 1997